SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 09/30/06
FILE NUMBER 811-2731

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class            $   36,124
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $    2,979
              Personal Investment Class      $      505
              Cash Management Class          $   11,499
              Reserve Class                  $      238
              Resource Class                 $    6,401
              Corporate Class                $    1,859

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $ 000.0166
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class       $ 000.0154
              Personal Investment Class      $ 000.0139
              Cash Management Class          $ 000.0163
              Reserve Class                  $ 000.0123
              Resource Class                 $ 000.0159
              Corporate Class                $ 000.0165

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class             2,184,003
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class          178,191
              Personal Investment Class          39,809
              Cash Management Class             859,773
              Reserve Class                      19,556
              Resource Class                    462,630
              Corporate Class                   308,665

74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class            $     1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class       $     1.00
              Personal Investment Class      $     1.00
              Cash Management Class          $     1.00
              Reserve Share                  $     1.00
              Resource Class                 $     1.00
              Corporate Class                $     1.00